Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

AMERICAN TOWER CORPORATION

(a Delaware Corporation)

Effective as of December 13, 2023

AMERICAN TOWER CORPORATION

(a Delaware Corporation)

AMENDED AND RESTATED BY-LAWS

i.

ii.

AMERICAN TOWER CORPORATION

(a Delaware Corporation)

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of American Tower Corporation (the “Corporation”) shall be as set forth in the Certificate of Incorporation.

SECTION 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SEAL

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware,” together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

ARTICLE III

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place, if any, as the Board of Directors may fix from time to time. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall be held solely by means of remote communications.

SECTION 2. Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix from time to time. Any other proper business may be transacted at the annual meeting.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chair of the Board of Directors, if there be one, the President or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the President or the Secretary whenever a stockholder or group of stockholders owning at least twenty-five percent (25%) in the aggregate of the capital stock issued, outstanding and entitled to vote, and who have held that amount in a net long position continuously for at least one year, so request in writing. Such request of stockholders shall state the purpose or purposes of the proposed meeting and such purpose or purposes shall be included in the notice of meeting given by the Corporation pursuant to Section 4 of this Article III.

For the purposes of this Section 3 of this Article III, “net long position” shall be determined with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each such stockholder and owner, a “Requesting Party”) in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such Requesting Party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s capital stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Corporation’s capital stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such Requesting Party shall be reduced by the number of shares as to which the Board of Directors determines that such Requesting Party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such Requesting Party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

SECTION 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Such notice may be delivered personally, by mail or by any other manner allowed by the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 5. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. So long as the Certificate of Incorporation provides for more or less than one vote for any share, or any matter, every reference in these By-Laws to a majority or other proportion of shares shall refer to such majority or other proportion of the votes of such shares. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote. If a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat or, where a larger quorum is required, such quorum, shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the Chair of the meeting otherwise directs. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Board of Directors may postpone, reschedule or cancel any annual or special meeting of stockholders previously scheduled by the Board of Directors, the Chair of the Board of Directors, or by the President. The Chair of a meeting of stockholders may adjourn or recess such meeting once convened, whether or not a quorum is present.

SECTION 6. Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record on the record date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder’s name on the books of the Corporation.

Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by “electronic transmission,” as defined in the DGCL) to the Secretary of the Corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date.

Voting at meetings of stockholders need not be by written ballot and, except as otherwise provided by law, need not be conducted by an inspector of election unless so determined by the Chair of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or represented by proxy at such meeting. If it is required or determined that an inspector of election be appointed, the Chair shall appoint one inspector of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of their ability. The inspectors so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, at any meeting at which a quorum is present, all action with respect to matters properly brought before such meeting taken by a majority of the votes properly cast, excluding abstentions and broker non-votes, shall be valid and binding on the Corporation; provided, however, that the Board of Directors shall be elected by a plurality of the votes properly cast if the number of candidates properly nominated for election as directors exceeds the number of directors to be elected as of the close of business on the record date for such meeting. For purposes of this Section 6 of this Article III, a majority of votes shall mean that the number of votes properly cast “for” an action must exceed the number of votes properly cast “against” such action.

SECTION 7. Organization. The Chair of the Board of Directors, if there be one, or in the absence of a Chair, the Vice Chair, or in the absence of a Vice Chair, the President, or in the absence of the President, a Vice President, shall call meetings of the stockholders to order and shall act as chair thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in their absence, the presiding officer may appoint a secretary.

SECTION 8. Notice of Stockholder Proposal.

(a) At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by the Corporation pursuant to Section 4 of this Article III, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of the giving of notice as provided in this Section 8 of this Article III and at the time of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8 of this Article III.

(b) For any business to be properly brought before a meeting by a stockholder (other than the nomination of a person for election as a director, which is governed exclusively by Section 10 of this Article III and Section 5 of Article IV of these By-Laws), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Proposal Notice”) and such business must be a proper matter for stockholder action. To be timely, a stockholder’s Proposal Notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (i) with respect to the regularly scheduled annual meeting of stockholders, not earlier than the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the Corporation’s most recent annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than seventy (70) days after such first anniversary date (other than as a result of adjournment), to be timely, the Proposal Notice must be so delivered, or mailed and received, not earlier than the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (ii) with respect to any other meeting, not earlier than the one-hundred twentieth (120th) day prior to the date of such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess, rescheduling or postponement of a meeting or an announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s Proposal Notice as described above.

(c) A stockholder’s Proposal Notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment; (ii) as to the stockholder of record giving such Proposal Notice and any beneficial owner on whose behalf such proposal is made, (A) the name and address of such stockholder, such beneficial owner and any person controlling, controlled by or under common control with the foregoing (any such person other than the stockholder, a “Stockholder Associated Person”), (B) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by such stockholder and by any Stockholder Associated Person (naming such Stockholder Associated Person), respectively, as of the date of such Proposal Notice, (C) a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, securities lending or borrowing arrangement, and arrangements granting performance-related fees (other than asset-based fees)) to which such stockholder or any Stockholder Associated Person is, directly or indirectly, a party as of the date of such Proposal Notice (x) with respect to shares of stock of the Corporation or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of stock price changes (increases or decreases) for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person, with respect to securities of the Corporation or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any class or series of securities of the Corporation, (D) any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirements to file a Schedule 13D are applicable to such stockholder or beneficial owner) (any agreement, arrangement or understanding of a type described in clauses (C) and (D), a “Covered Arrangement”), and (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (iii) a description of any direct or indirect material interest of the stockholder of record and of any Stockholder Associated Person in such business (whether by holdings of securities, by virtue of being a creditor or contractual counterparty of the Corporation or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder and such Stockholder Associated Person, and any other person or persons (naming such person or persons) in connection with the proposal of such business by the stockholder; (iv) if the stockholder of record or any Stockholder Associated Person intends (whether by itself or as part of a group) to solicit proxies in support of such proposal, a representation to that effect, including the name of each participant in such solicitation; (v) any other information relating to such stockholder and any Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (vi) an agreement that the stockholder of record and any Stockholder Associated Person will notify the Corporation in writing of the information set forth in clauses (ii)(B), (ii)(C)-(E) and (iii) above as of the record date for the meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public disclosure, and will update and supplement such information, if necessary, so that all such information shall be true and correct as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 8(c) of this Article III shall not limit the Corporation’s rights with respect to any deficiencies in a Proposal Notice, or enable or be deemed to permit a stockholder who has previously submitted a Proposal Notice to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of stockholders. The foregoing notice requirements of this paragraph (c) of this Section 8 of this Article III shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of their or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(d) Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination of a person for election as a director, which is governed exclusively by Section 10 of this Article III and Section 5 of Article IV of these By-Laws, and matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 8 of this Article III. The Chair of the meeting shall, if the facts warrant, determine and declare that business was not properly brought before the meeting in accordance with the provisions of this Section 8 of this Article III, and if they should so determine, they shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e) For purposes of this Section 8 of this Article III, Section 10 of this Article III and Section 5 of Article IV of these By-Laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 9. Consent of Stockholders in Lieu of Meeting.

(a) Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the DGCL to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 9(b) of this Article III). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 9(b) of this Article III or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 9(b) of this Article III, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by this Section 9 of this Article III and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 9 of this Article III and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 9(c) of this Article III shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 9 of this Article III, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 9 of this Article III and applicable law, and not revoked.

(e) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL other than Section 228 thereof, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL, and that written notice has been given as provided in such Section 228.

SECTION 10. Proxy Access.

(a) Inclusion of Nominee in Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 10 of this Article III, the Corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder, or by a group of no more than twenty (20) stockholders, that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures set forth in this Section 10 of this Article III (an “Eligible Stockholder,” which shall include an eligible stockholder group), and that expressly elects at the time of providing the notice required by this Section 10 of this Article III (the “Nomination Proxy Notice”) to have its nominee included in the Corporation’s proxy materials for such annual meeting pursuant to this Section 10 of this Article III.

(b) Required Information. For purposes of this Section 10 of this Article III, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Stockholder Nominee(s) and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).

(c) Delivery of Nomination Proxy Notice. To be timely, a stockholder’s Nomination Proxy Notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one-hundred fiftieth (150th) day and not later than the close of business on the one-hundred twentieth (120th) day prior to the first anniversary of the release date of the Corporation’s proxy materials for its most recent annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than seventy (70) days after the first anniversary of the preceding year’s annual meeting (other than as a result of adjournment), or if no annual meeting was held in the preceding year, to be timely, the Nomination Proxy Notice must be so delivered, or mailed and received, not later than the close of business on the later of the one-hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or an announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Proxy Notice as described above.

(d) Maximum Number of Stockholder Nominees.

(i) The maximum aggregate number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which a Nomination Proxy Notice may be delivered pursuant to this Section 10 of this Article III, or if such amount is not a whole number, the closest whole number below twenty-five percent (25%); provided, however, that this number shall be reduced by (1) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 10 of this Article III but either is subsequently withdrawn or that the Board of Directors decides to nominate for election and (2) the number of incumbent directors who were Stockholder Nominees at any of the preceding two annual meetings (including any individual covered under clause (1) above) and whose election at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 10(c) of this Article III above but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced.

(ii) Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 10 of this Article III shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 of this Article III exceeds the maximum number of nominees provided for pursuant to subsection (d)(i) above, the highest ranking Stockholder Nominee who meets the requirements of this Section 10 of this Article III of each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order by the number (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned (as defined below) in its respective Nomination Proxy Notice submitted to the Corporation pursuant to this Section 10 of this Article III. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 10 of each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(e) Ownership. For purposes of this Section 10 of this Article III only, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purpose, or purchased by such stockholder or any of its affiliates subject to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no longer than five (5) business days’ notice and includes with the Nomination Proxy Notice an agreement that it (A) will promptly recall such loaned shares upon being notified by the Corporation that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for purposes of this Section 10 of this Article III shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders. For purposes of this Section 10 of this Article III, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

(f) Eligible Stockholder. In order to make a nomination pursuant to this Section 10 of this Article III, an Eligible Stockholder or group of up to twenty (20) Eligible Stockholders must have Owned (as defined above) continuously for at least three (3) years at least the number of shares of common stock of the Corporation that shall constitute three percent (3%) or more of the voting power of the outstanding common stock of the Corporation (the “Required Shares”) as of (i) the date on which the Nomination Proxy Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 10 of this Article III, (ii) the record date for determining stockholders entitled to vote at the annual meeting, and (iii) the date of the annual meeting. For purposes of this Section 10 of this Article III, two or more funds or trusts that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one stockholder or beneficial owner.

No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 10 of this Article III. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 10 of this Article III, (x) all shares held by each stockholder constituting their contribution to the foregoing three percent (3%) threshold must have been held by that stockholder continuously for at least three (3) years and through the date of the annual meeting, and evidence of such continuous Ownership shall be provided as specified in subsection 10(g) below, (y) each provision in this Section 10 of this Article III that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (z) a breach of any obligation, agreement or representation under this Section 10 of this Article III by any member of such group shall be deemed a breach by the Eligible Stockholder.

(g) Information to be Provided by Eligible Stockholder. Within the time period specified in this Section 10 of this Article III for providing the Nomination Proxy Notice, an Eligible Stockholder making a nomination pursuant to this Section 10 of this Article III must provide the following information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation:

(i) one or more written statements from the Eligible Stockholder (and from each other record holder of the shares and intermediary through which the shares are or have been held during the requisite three (3)-year holding period) specifying the number of shares of common stock of the Corporation that the Eligible Stockholder Owns, and has continuously Owned for three (3) years preceding the date of the Nomination Proxy Notice, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the Corporation, written statements from the Eligible Stockholder, the record holder and intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date, together with any additional information reasonably requested to verify such person’s continuous Ownership, provided that statements meeting the requirements of Schedule 14N will be deemed to fulfill this requirement;

(ii) the written consent of each Stockholder Nominee to being named in the proxy statement and form of proxy (and to not be named in any other person’s proxy statement or form of proxy) as a nominee and to serving as a director of the Corporation if elected, together with the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 5 of Article IV of these By-Laws;

(iii) a representation and undertaking (1) that the Eligible Stockholder (A) did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated by it pursuant to this Section 10 of this Article III, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (E) will Own the Required Shares through the date of the annual meeting of stockholders; (2) that the facts, statements and other information in all communications with the Corporation and its stockholders are and will be true and correct in all material respects and do not and will not omit or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (3) as to whether or not the Eligible Stockholder intends to maintain qualifying Ownership of the Required Shares for at least one year following the annual meeting;

(iv) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all such members with respect to the nomination and all matters related thereto, including any withdrawal of the nomination, and the acceptance by such group member of such designation;

(v) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 10 of this Article III, and (C) comply with all other laws, rules and regulations applicable to any actions taken pursuant to this Section 10 of this Article III, including the nomination and any solicitation in connection with the annual meeting of stockholders;

(vi) in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation from the Qualifying Fund reasonably satisfactory to the Board of Directors that demonstrates that it meets the requirements of a Qualifying Fund set forth in Section 10(f) of this Article III above; and

(vii) any other information as the Corporation may reasonably request, delivered within ten (10) business days of such request.

(h) Supporting Statement. The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 10 of this Article III is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (the “Supporting Statement”). Notwithstanding anything in this Section 10 of this Article III to the contrary, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits or fails to state a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard. Nothing in this Section 10 of this Article III shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(i) Representations and Agreement of the Stockholder Nominee. Within the time period specified in this Section 10 of this Article III for delivering the Nomination Proxy Notice, a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement, in the form prescribed by the Board of Directors, that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee or director other than as has been disclosed to the Corporation, and if elected as a director of the Corporation, will not agree or accept any increase in the amount or scope, as applicable, of any such compensation, reimbursement or indemnification, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with applicable law and the Corporation’s Corporate Governance Guidelines and other policies applicable to directors generally. At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days of such request, submit all completed and signed questionnaires, in the form prescribed by the Board of Directors, required of the Corporation’s directors and officers. The Corporation may request such additional information (x) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Stockholder Nominee to serve as a director of the Corporation, or (y) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each Stockholder Nominee.

(j) True, Correct and Complete Information. In the event that any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting or failing to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 10 of this Article III. In addition, any person providing any information to the Corporation pursuant to this Section 10 of this Article III shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the Corporation (in the case of any update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of ten (10) business days prior to the annual meeting). Any Eligible Stockholder that no longer intends to nominate a Stockholder Nominee as a director of the Corporation, or no longer intends to solicit proxies for the election of a Stockholder Nominee as a director of the Corporation, shall promptly notify the Corporation.

(k) Limitation on Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive at least twenty percent (20%) of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 10 of this Article III for the next two (2) annual meetings of stockholders. Any Eligible Stockholder (including each stockholder, each Qualifying Fund comprising one stockholder or person under Section 10(f) of this Article III, and/or each beneficial owner whose stock ownership is counted as part of a group for the purposes of qualifying as an Eligible Stockholder) whose Stockholder Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the following three (3) annual meetings of stockholders other than the nomination of such previously nominated and elected Stockholder Nominee.

(l) Exceptions. Notwithstanding anything in this Section 10 of this Article III to the contrary, the Corporation shall not be required to include, pursuant to this Section 10 of this Article III, any Stockholder Nominee in its proxy materials for any meeting of stockholders (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (ii) if the Corporation receives notice pursuant to Section 5 of Article IV of these By-Laws that any stockholder intends to nominate any nominee for election to the Board of Directors at such meeting, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors or any committee thereof, (iv) whose nomination or election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which the Corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if such Stockholder Nominee (or any associate of such Stockholder Nominee) is a party to or has an economic interest in the outcome of any ongoing litigation, claim, action, suit, arbitration or other proceeding or investigation adverse to the Corporation, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended from time to time (the “Securities Act”), (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted or failed to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, (x) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 10 of this Article III, or (xi) if the applicable Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders.

(m) Disqualifications. Notwithstanding anything in this Section 10 of this Article III to the contrary, if (i) a Stockholder Nominee is determined not to satisfy the eligibility requirements of this Section 10 of this Article III or any other provision of the Corporation’s By-Laws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the annual meeting (whether or not already included in the Corporation’s proxy materials for the annual meeting), (ii) a Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its obligations, agreements or representations or fails to comply with its obligations under this Section 10 of this Article III, (iii) the applicable Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 10 of this Article III, (iv) a Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, or (v) the applicable Eligible Stockholder otherwise ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders, in each of clauses (i) through (v) as determined by the Board of Directors, any committee thereof or the person presiding at the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the person presiding at the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for the purpose of determining a quorum.

(n) Filing Obligation. The Eligible Stockholder (including any person who Owns shares of common stock of the Corporation that constitute part of the Eligible Stockholder’s Ownership for purposes of satisfying Section 10(e) of this Article III) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE IV

DIRECTORS

SECTION 1. Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than one director, none of whom needs to be a stockholder. The number of directors shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting. At each annual meeting of stockholders, the stockholders shall elect directors.

At any time during any year, except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the number of directors may be increased or reduced, in each case by vote of a majority of the stock issued and outstanding and present in person or represented by proxy and entitled to vote for the election of directors or by resolution of the directors. No reduction in the number of directors shall shorten the term of any director.

SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article IV.

SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the stockholders at any meeting.

SECTION 4. Removal by Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the holders of record of the capital stock of the Corporation entitled to vote for the election of directors may, by the affirmative vote of a majority of the outstanding shares entitled to vote thereon, remove any director or directors, with or without cause, and, in their discretion, elect a new director or directors in place thereof.

SECTION 5. Procedure for Nominations by Stockholders.

(a) Any stockholder of record as of the time of the giving of notice as provided in this Section 5 of this Article IV and at the time of the meeting, who is entitled to vote for the election of a director at any meeting of stockholders, may nominate one or more persons for such election only if such stockholder complies with the notice procedures set forth in this Section 5 of this Article IV. In the case of a special meeting of stockholders at which the Board of Directors gives notice that directors are to be elected, a stockholder may nominate one or more persons for election only as provided in this Section 5 of this Article IV and only for such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting.

(b) To nominate a person for election as a director, whether or not such stockholder intends to request inclusion of such nomination in any proxy materials to be distributed by the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Nomination Notice”). To be timely, a stockholder’s Nomination Notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (i) with respect to the regularly scheduled annual meeting of stockholders, not earlier than the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the Corporation’s most recent annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or more than seventy (70) days after such first anniversary date (other than as a result of adjournment), to be timely, the Nomination Notice must be so delivered, or mailed and received, not earlier than the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (ii) with respect to any other meeting, not earlier than the one-hundred twentieth (120th) day prior to the date of such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of a meeting or an announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s Nomination Notice as described above.

(c) A stockholder’s Nomination Notice to the Secretary of the Corporation shall set forth: (i) as to the stockholder of record giving such Nomination Notice and any beneficial owner on whose behalf the nomination is made, (A) the name and address of such stockholder and any Stockholder Associated Person, (B) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by such stockholder and by such Stockholder Associated Person, respectively, as of the date of such Nomination Notice, (C) a description of any Covered Arrangement to which such stockholder or Stockholder Associated Person is, directly or indirectly, a party as of the date of such Nomination Notice, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nomination Notice, (E) a representation as to whether such stockholder, any proposed nominee or any Stockholder Associated Person intends, or is part of a group that intends, to solicit the holders of shares of stock of the Corporation representing at least 67% of the voting power of shares of stock entitled to vote on the election of directors in support of each nominee, in accordance with Rule 14a-19 under the Exchange Act, and (F) any other information relating to such stockholder and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a solicitation of proxies for the election of directors pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) a description of all arrangements or understandings between the stockholder or Stockholder Associated Person, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) if the stockholder or any Stockholder Associated Person intends (whether by itself or as part of a group) to solicit proxies in support of such nomination, a representation to that effect; (iv) as to each person the stockholder of record proposes to nominate for election or reelection as a director, (A) the name, age, business address, residential address and principal occupation or employment of such nominee, (B) a description of any Covered Arrangement to which such nominee or any of their affiliates is a party as of the date of such Nomination Notice, (C) a description of any direct and indirect compensation or other material monetary agreements, arrangements or understandings during the past three (3) years, and any other material relationships, between or among the stockholder of record giving such Nomination Notice and any Stockholder Associated Person, on the one hand, and such nominee and any of their affiliates, on the other hand, (D) the written consent of such nominee to being named in the proxy statement as a nominee and to serving as a director if so elected, (E) a statement tendering, promptly following the stockholder meeting at which such nominee is elected or re-elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required vote at the next stockholder meeting at which they face re-election and (b) Board acceptance of such resignation, (F) a representation that such nominee intends to serve as a director of the Corporation for the full term for which such person is standing for election, and (G) all other information relating to such nominee as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) a copy of the Schedule 14N that has been or is concurrently being filed by such stockholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended; (vi) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of Schedule 14N; (vii) if applicable, information satisfying the requirements of Rule 14a-19 under the Exchange Act; and (viii) an agreement that the stockholder of record and any Stockholder Associated Person will notify the Corporation in writing of the information set forth in clauses (i)(B), (i)(C), (ii), (iv), (v) and (viii) above as of the record date for the meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public disclosure, and will update and supplement such information, if necessary, so that all such information shall be true and correct as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 5(c) of this Article IV shall not limit the Corporation’s rights with respect to any deficiencies in a Nomination Notice, or enable or be deemed to permit a stockholder who has previously submitted a Nomination Notice to amend or update any nomination or to submit any new nomination, including by changing or adding nominees. The foregoing notice requirements of this paragraph (c) of this Section 5 of this Article IV shall be deemed satisfied by a stockholder with respect to a nomination if the stockholder has notified the Corporation of their or its intention to present the nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(d) The procedures set forth in this Section 5 of this Article IV for nominations of candidates for election as directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof. Notwithstanding anything in these By-Laws to the contrary, if the Chair determines that a nomination of any candidate for election as a director was not made in accordance with the procedures set forth in this Section 5 of this Article IV or any other applicable procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof, such nomination shall be void.

(e) Notwithstanding the foregoing provisions of this Section 5 of this Article IV, any stockholder intending to make a nomination at a meeting in accordance with this Section 5 of this Article IV, and any related beneficial owner, shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with this Section 5 of this Article IV. Nothing in this Section 5 of this Article IV shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(f) To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (not later than the deadline prescribed for delivery of notice under this Section 5 of this Article IV) to the Secretary of the Corporation a written questionnaire, in the form prescribed by the Board of Directors, with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement, in the form prescribed by the Board of Directors, that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and the Corporation’s Corporate Governance Guidelines and other policies applicable to directors generally. The foregoing questionnaire and written agreement shall be provided by the Secretary upon written request. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(g) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors. If any stockholder or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or Stockholder Associated Person shall deliver to the Corporation, within five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule l4a-19 under the Exchange Act.

(h) Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if any stockholder or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Stockholder Nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or Stockholder Associated Person has met the requirements of Rule 14a-19 under the Exchange Act, then the nomination of each such Stockholder Nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such Stockholder Nominee may have been received by the Corporation (which proxies and votes shall be disregarded except for the purpose of determining a quorum).

SECTION 6. Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the Chair of the Board, if there be one, or by the President, and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chair of the Board, if there be one, or the President or any two (2) of the directors in office by oral, telecopy or other form of electronic transmission, or written notice, duly served or sent to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seventy two (72) hours before such meeting.

Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

SECTION 7. Votes. Except as otherwise provided by law, the Certificate of Incorporation or otherwise in these By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or otherwise in these By-Laws, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 9. Compensation. Directors shall receive compensation for their services, as such, and for service on any Committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any Committee thereof. Nothing in this Section 9 of this Article IV shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10. Action By Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the writing, writings, or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes.

ARTICLE V

COMMITTEES OF DIRECTORS

SECTION 1. Executive Committee. The Board of Directors may by resolution appoint an Executive Committee of one (1) or more members, to serve during the pleasure of the Board of the Directors, to consist of such directors as the Board of the Directors may from time to time designate. The Board of Directors shall designate the Chair of the Executive Committee.

(a) Procedure. The Executive Committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b) Responsibilities. During the intervals between the meetings of the Board of Directors, except as otherwise provided by the Board of Directors in establishing such Committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board of the Directors in the management and direction of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not, except to the extent the Certificate of Incorporation or the resolution providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, have the power:

(i) to amend or authorize the amendment of the Certificate of Incorporation or these By-Laws;

(ii) to authorize the issuance of stock in excess of one million (1,000,000) shares in any single transaction or group of related transactions;

(iii) to adopt an agreement of merger or consolidation pursuant to which the Corporation will merge or consolidate or to recommend to the stockholders the sale, lease or exchange of all or substantially all the property and business of the Corporation;

(iv) to recommend to the stockholders a dissolution, or a revocation of a dissolution, of the Corporation; or

(v) to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

(c) Reports. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review, amendment and repeal by the Board of the Directors, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d) Appointment of Additional Members. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 2. Audit Committee. The Board of Directors may by resolution appoint an Audit Committee of one (1) or more members who shall not be officers or employees of the Corporation to serve during the pleasure of the Board of the Directors. The Board of Directors shall designate the Chair of the Audit Committee.

(a) Procedure. The Audit Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b) Responsibilities. The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation’s independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation’s accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

(c) Reports. The Audit Committee shall keep regular minutes of its proceedings, and all action by the Audit Committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d) Appointment of Additional Members. The Board of Directors may designate one or more directors as alternate members of the Audit Committee, who may replace any absent or disqualified member at any meeting of the Audit Committee. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3. Other Committees. The Board of Directors may by resolution appoint one or more other committees from and outside of its own number. Every such committee must include at least one (1) member of the Board of Directors. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Section 3 of this Article V, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them; provided, however, that the Board of Directors shall not delegate to any committee which includes non-director members any powers which, by law, must be exercised by the Board of Directors.

(a) Procedure. Each committee, appointed pursuant to this Section 3 of this Article V, shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b) Responsibilities. Each committee, appointed pursuant to this Section 3 of this Article V, shall exercise the powers assigned to it by the Board of Directors in its discretion.

(c) Reports. Each committee appointed pursuant to this Section 3 of this Article V shall keep regular minutes of proceedings, and all action by each such committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d) Appointment of Additional Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of each committee, appointed pursuant to this Section 3 of this Article V, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors (or, to the extent permitted, another person) to act at the meeting in place of any such absent or disqualified member.

SECTION 4. Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until their successor is elected and qualified, or until they sooner die, resign, are removed, are replaced by change of membership or become disqualified by ceasing to be a director (where membership on the Board of Directors is required), or until the committee is sooner abolished by the Board of Directors.

ARTICLE VI

OFFICERS

SECTION 1. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chair of the Board, a Vice Chair of the Board, a Controller, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as deemed necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board of Directors, except that each will be subject to removal from office in the discretion of the Board of Directors as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

SECTION 3. Chair of the Board. The Chair of the Board of Directors, if elected, shall be a member of the Board of Directors and shall preside at its meetings. The Chair, if other than the President, shall advise and counsel with the President, and shall perform such duties as from time to time may be assigned to them by the Board of Directors.

SECTION 4. President. Unless the Board of Directors has designated another person as the Corporation’s chief executive officer, the President shall be the chief executive officer of the Corporation. Subject to the directions of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as from time to time may be assigned to them by the Board of Directors. The President may but need not be a member of the Board of Directors.

SECTION 5. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to them by the Board of Directors or the President.

SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; the Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, they may attest the same; the Secretary may sign, with the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to them by the Board of Directors.

SECTION 7. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary.

SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board of Directors; the Treasurer shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; the Treasurer may sign, with the President, or an Executive Vice President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned by the Board of Directors. Unless the Board of Directors shall otherwise determine, the Treasurer shall be the chief financial officer of the Corporation.

SECTION 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

SECTION 10. Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation and shall perform all duties incident to the office of a controller of a corporation, and, in the absence of or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the President or the Treasurer.

SECTION 11. Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller.

SECTION 12. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

SECTION 13. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

SECTION 14. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

SECTION 15. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of their duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

ARTICLE VII

CERTIFICATES OF STOCK

SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chair or Vice Chair of the Board, if any, the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such Chair, Vice Chair, President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

SECTION 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by their attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of their post office address.

SECTION 3. Fixing Date for Determination of Stockholders of Record (Other than For Written Consents).

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 4. Lost or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5. Uncertificated Shares. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the DGCL.

ARTICLE VIII

EXECUTION OF DOCUMENTS

SECTION 1. Execution of Checks, Notes, etc.. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

SECTION 2. Execution of Contracts, Assignments, etc.. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall be thereunto authorize from time to time.

SECTION 3. Execution of Proxies. The President, any Executive Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies or other equity interests of other entities standing in the name of the Corporation.

ARTICLE IX

INSPECTION OF BOOKS

The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 of each year or such other date as determined from time to time by vote of the Board of Directors.

ARTICLE XI

AMENDMENTS

The By-Laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the By-Laws as they exist from time to time maybe adopted, only by the majority of the entire Board of Directors or with the approval or consent of the holders of not less than a majority, determined in accordance with the provisions of the second paragraph of Section A of Article FOURTH of the Certificate of Incorporation, of the total number of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.